^ EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
Global Telecommunication Solutions, Inc. and subsidiaries


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP
----------------------
KPMG LLP


Philadelphia, Pennsylvania



^ January 21, 1999